Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-200633) of Xunlei Limited of our report dated April 20, 2015 relating to the consolidated financial statements as of December 31, 2014 and for the year ended December 31, 2014, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China

April 20, 2015